UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

February 3, 2023

Date of Report (Date of Earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Tennyson Parkway, Suite 400, Plano, Texas

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(469)-304-9400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange in which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

As previously reported on the Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2022, Sharing Services Global Corporation (the “Company”) and DSS, Inc. (“DSS”) entered into a one-year business consulting agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Company agreed to pay DSS sixty thousand dollars ($60,000) a month and issue a warrant exercisable for fifty million (50,000,000) shares of Class A Common Stock (the “Service Warrants”).

On February 3, 2023, the Company mutually agreed with DSS to enter into a Letter Agreement (the “DSS Letter Agreement”), pursuant to which the Company and DSS have agreed to terminate and release all obligations of the Consulting Agreement effective as of December 31, 2022. In accordance with the DSS Letter Agreement, the Company also agreed to issue 33,333,333 shares of the Company’s Common Stock in lieu of cash payment to satisfy the accrued and unpaid service fees equal to $700,000 owed to DSS under the Consulting Agreement.

As previously reported on the Current Report on Form 8-K that was filed with the SEC on April 8, 2021, on April 5, 2021, the Company and Decentralized Sharing Systems, Inc. (“DSSI”), a subsidiary of DSS entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”). Under the terms of the Securities Purchase Agreement, the Company issued: (a) a Convertible Promissory Note in the principal amount of $30.0 million (the “Note”) in favor of DSSI, and (b) a detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share.

As previously reported on the Annual Report on Form 10-K that was filed with the SEC on June 21, 2022, on June 15, 2022 (the “Issuance Date”), the Company together with DSS, entered into an agreement pursuant to which the Company issued, to DSSI: (a) a two-year Convertible, Advancing Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI and (b) a detachable Warrant to purchase up to 818,181,819 shares of the Company’s Class A Common Stock at the exercise price of $0.033 per share. The 2022 Note held interest at the annual rate of 8% and was due and payable on demand or, if no demand, on May 1, 2024. At any time during the term of the 2022 Note, all or part of the Note was convertible into up to 818,181,819 shares of the Company’s Class A Common Stock, at the option of the holder. Under the terms of the agreement, the Company agreed to pay to DSSI a loan origination fee of $270,000. In addition, DSSI agreed to surrender to the Company all DSSI’s rights pursuant to: (a) a certain Convertible Promissory Note in the principal amount of $30.0 million issued by the Company in April 2021 in favor of DSSI, and (b) a certain detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share, issued concurrently with such $30.0 million note.

On February 28, 2023, the Company and DSSI, mutually agreed in a Letter Agreement (the “DSSI Letter Agreement”) to a mutual settlement of the interest accrued on the 2022 Note issued by the Company to DSSI. In accordance with the DSSI Letter Agreement, the Company agreed to issue 26,285,714 shares of the Company’s Common Stock, at a price per share of $0.021 in lieu of cash payment to satisfy the accrued and unpaid interest between the Issuance Date through and including December 31, 2022, equal to $552,000 owed to DSS under the DSSI Letter Agreement.

The information set forth above is qualified in its entirety by reference to the Consulting Agreement, the DSS Letter Agreement, and the DSSI Letter Agreement attached hereto as Exhibit 10.1, 10.2, and 10.3 each of which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2023 (the “Issuance Date”), the Company granted the chief executive officer of the Company, John “JT” Thatch 8,444,663 warrants of the Company (the “Warrants”) to purchase shares of the Company’s Common Stock, at the exercise price of $0.0001 per share. The Warrants expire five (5) years from the Issuance Date. Mr. Thatch was granted the Warrants in recognition of his ongoing business restructuring efforts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Business Consulting Agreement dated January 24, 2022, by and between Sharing Services Global Corporation and DSS, Inc. (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2022)

10.2	Letter Agreement dated February 3, 2023, by and between Sharing Services Global Corporation and DSS, Inc.

10.3	Letter Agreement dated February 28, 2023, by and between Sharing Services Global Corporation and Decentralized Sharing Systems, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2023	SHARING SERVICES GLOBAL CORPORATION

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	Chief Executive Officer and Vice Chairman of the Board of Directors

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